                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     INTELLIQUEST INFORMATION GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                      INTELLIQUEST INFORMATION GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 12, 1998

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INTELLIQUEST INFORMATION GROUP, INC., a Delaware corporation (the "Company"), will be held on Tuesday, May 12, 1998 at 10:00 a.m. local time, at the Company's principal executive offices, 1250 Capital of Texas Hwy. South, Building One, Austin, Texas 78746, for the following purposes:

         1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

         2. To consider and vote upon adoption of an amendment the Company's 1996 Stock Option Plan to increase the number of shares available for issuance thereunder by 340,000 to an aggregate of 1,040,000.

         3. To ratify the appointment of Price Waterhouse LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 23, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. Only stockholders of record at the close of business on March 23, 1998 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

                                           By Order of the Board of Directors,

                                                      Brian Sharples
                                                        SECRETARY

Dated: April 9, 1998

                             YOUR VOTE IS IMPORTANT

             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
        YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                      INTELLIQUEST INFORMATION GROUP, INC.

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of INTELLIQUEST INFORMATION GROUP, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Tuesday, May 12, 1998 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, 1250 Capital of Texas Hwy. South, Building One, Austin, Texas, 78746. The Company's telephone number at that location is (512) 329-0808.

    These proxy solicitation materials and the Annual Report on Form 10-K for the year ended December 31, 1997, including financial statements, were first mailed on or about April 9, 1998 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Stockholders of record at the close of business on March 23, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of Common Shares outstanding, designated Common Stock, $0.0001 par value. At the Record Date, 8,482,149 shares of the Company's authorized Common Stock were issued and outstanding and held of record by 49 stockholders.

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 23, 1998 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in "Executive Compensation and Other Matters" below and (iv) all directors and executive officers as a group.

                                                                        NUMBER OF SHARES      PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                              BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(%)
--------------------------------------------------------------------  ---------------------  -----------------------
Safeco Corporation..................................................        1,544,400(2)                 18.2
  4333 Brooklyn Ave. NE
  Seattle, WA 98185

William Blair & Company, L.L.C......................................        1,126,144(3)                 13.3
  222 West Adams Street, 34th Floor
  Chicago, IL 60606-5312

T. Rowe Price Associates, Inc.......................................        1,072,000(4)                 12.6
  100 E. Pratt Street
  Baltimore, MD 21202

GeoCapital LLC......................................................          820,080                     9.7
  767 Fifth Ave.
  45th Floor
  New York, NY 10153-4590

                                                                        NUMBER OF SHARES      PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                              BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(%)
--------------------------------------------------------------------  ---------------------  -----------------------

A I M Management Group, Inc.........................................          774,600(5)                  9.1
  11 Greenway Plaza, Suite 1919
  Houston, TX 77046

Peter Zandan........................................................          446,291(6)                  5.3
  c/o IntelliQuest Information Group, Inc.
  1250 Capital of Texas Hwy. South
  Building One
  Austin, Texas 78746

Brian Sharples......................................................          420,134(7)                  5.0
  c/o IntelliQuest Information Group, Inc.
  1250 Capital of Texas Hwy. South
  Building One
  Austin, Texas 78746

James Schellhase....................................................           48,469(8)                *

Marianne Grogan.....................................................           17,138(9)                *

William Wood........................................................           14,889(10)               *

Lee Walker..........................................................           11,343(11)               *

Sue Georgen-Saad....................................................            8,750(12)               *

All directors and executive officers as a group (7 persons).........          967,014                    11.4

------------------------

 *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of April 1, 1998, are deemed outstanding for computing the percentage of the person holding such option, warrant or convertible note but are not outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 839,900 and 454,900 shares of Common Stock held by Safeco Common Stock Trust and Safeco Resource Series Trust, respectively, investment companies registered under the Investment Company Act of 1940, to which Safeco Asset Management Co., a subsidiary of Safeco Corporation, provides investment advice. Also includes 259,600 shares of Common Stock held by employee benefit plans for which Safeco Corporation is a plan sponsor. Safeco Corporation disclaims beneficial ownership of all such shares.

 (3) Includes 369,850 shares of Common Stock held by William Blair & Company, L.L.C. over which William Blair & Company, L.L.C. has sole voting power. William Blair & Company, L.L.C. disclaims voting power over the remaining 756,294 shares of Common Stock.

 (4) Includes 750,000 shares of Common Stock over which T. Rowe Price New Horizons Fund, Inc. has sole voting power and 322,000 shares of Common Stock over which T. Rowe Price Associates, Inc. has sole voting power.

 (5) Consists of 774,600 shares of Common Stock held by A I M Management Group, Inc., AMVESCAP Group Services, Inc., AMVESCAP PLC, AVZ, Inc., Invesco Capital Management, Inc., Invesco

     Funds Group, Inc., Invesco Management & Research, Inc., Invesco North American Holdings, Inc., Invesco PLC, Invesco Realty Advisers, Inc. and Invesco, Inc.

 (6) Includes 2,352 shares of Common Stock held by Mr. Zandan as custodian for Mr. Zandan's children. Mr. Zandan disclaims beneficial ownership of all such shares. Includes 24,786 shares issuable pursuant to stock options exercisable within 60 days of April 1, 1998.

 (7) Includes 24,786 shares issuable pursuant to stock options exercisable within 60 days of April 1, 1998.

 (8) Consists of shares issuable pursuant to stock options exercisable within 60 days of April 1, 1998.

 (9) Consists of shares issuable pursuant to stock options exercisable within 60 days of April 1, 1998.

(10) Includes 536 shares of Common Stock held by Mr. Wood as custodian for Mr. Wood's children. Mr. Wood disclaims beneficial ownership of such shares. Includes 7,916 shares issuable pursuant to stock options exercisable within 60 days of April 1, 1998.

(11) Consists of shares issuable pursuant to stock options exercisable within 60 days of April 1, 1998.

(12) Consists of shares issuable pursuant to stock options exercisable within 60 days of April 1, 1998.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each holder of Common Stock is entitled to one vote for each share held. This solicitation of proxies is made on behalf of the Company by the Company. The anticipated cost of this solicitation is approximately $5,000 and all such costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telefacsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 10, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    A board of four (4) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four (4) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

VOTE REQUIRED

    If a quorum is present and voting, the four (4) nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for purposes of determining the presence or absence of a quorum.

NOMINEES

    The names of the nominees and certain information about them as of April 1, 1998 are set forth below:

NAME OF NOMINEE                           AGE                               POSITION
------------------------------------      ---      -----------------------------------------------------------
Peter Zandan........................          45   Chairman
Brian Sharples......................          37   Chief Executive Officer, President, Secretary and Director
Lee Walker(1)(2)....................          56   Director
William Wood(1)(2)..................          42   Director

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    PETER ZANDAN founded the Company and has been Chairman since 1985. Mr. Zandan was Chief Executive Officer of the Company from 1985 to 1997. Prior to founding IntelliQuest, he was an industry consultant and lectured at the University of Texas at Austin from 1985 to 1986.

    BRIAN SHARPLES joined IntelliQuest as Senior Vice President in 1990, was named President in 1991, became a director in 1992 and was named Chief Executive Officer in 1997. Prior to joining IntelliQuest, he was a consultant in the high technology practice of Bain & Company, Inc. and Chief Executive Officer of Practical Productions, Inc., an event-based automotive distribution business.

    LEE WALKER was elected a director of IntelliQuest in July 1996. Since 1991, he has been a lecturer at the University of Texas Graduate School of Business. From 1986 to 1991, he was President and Chief Operating Officer of Dell Computer Corporation, a manufacturer of personal computers. Mr. Walker is a director of Mobile Telecommunications Technologies Corp., a manufacturer of mobile telecommunications products.

    WILLIAM WOOD has served as a director of the Company since May 1993. Since 1984, Mr. Wood has been a general partner of Austin Ventures, a venture capital firm. Mr. Wood is a director of Matrix Service, a publicly held industrial services company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of fourteen (14) meetings during fiscal 1997, of which five (5) were by unanimous written consent. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any committee performing such functions.

    The Compensation Committee, which consisted of directors Lee Walker and William Wood, met one (1) time during the fiscal year. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administers various incentive compensation and benefit plans.

    The Audit Committee, which consisted of directors Lee Walker and William Wood, met one (1) time during fiscal 1997. This Committee is responsible for overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for directors and officers of the Company. Mr. Zandan, Chairman of the Company, is not a member of the Compensation Committee and cannot vote on matters decided by the Committee. He is invited to participate in some discussions and decisions regarding salaries and incentive compensation for employees of and consultants to the Company, except that Mr. Zandan is excluded from discussions and decisions regarding his own salary and incentive compensation.

COMPENSATION OF DIRECTORS

    The Company's directors do not receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.

    Non-employee directors are entitled to participate in the Company's 1996 Director Option Plan (the "Director Plan"). The Director Plan was adopted by the Board of Directors and approved by the stockholders in February 1996, and amended by the Board of Directors in August 1996. A total of 100,000 shares of Common Stock has been reserved for issuance under the Director Plan, options to purchase 74,750 of which were issued and outstanding as of December 31, 1997. The Director Plan provides that each non-employee director shall be granted, at the discretion of the Board of Directors, a nonstatutory option to purchase shares of Common Stock (the "First Option") upon the date such non-employee director first becomes a director (other than an employee director who ceases to be an employee but remains a director). In addition, each non-employee director who has been a non-employee director for longer than six months will be granted annually, at the discretion of the Board of Directors, a nonstatutory option to purchase shares of Common Stock (a "Subsequent Option"). Each non-employee director will be eligible to receive a Subsequent Option, regardless of whether such non-employee director was eligible to receive a First Option. Each First Option and Subsequent Option will have a term expiring on the earlier of the tenth anniversary of the date of grant or twelve months after the date on which the optionee ends his service as a director. The vesting terms of both the First Option and the Subsequent Option shall be at the discretion of the Board of Directors. The exercise price of a director option will be 100% of the fair market value per share of the Company's Common Stock on the date of the grant of the option. The exercise price of a director option granted to a director who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of the fair market value of the Common Stock on the date of grant.

                                  PROPOSAL TWO
                APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN

    The Company's Board of Directors (the "Board") and stockholders have previously adopted and approved the Company's 1996 Stock Plan (the "1996 Plan"). A total of 700,000 shares of Common Stock are presently reserved for issuance under the 1996 Plan. In March 1998, the Board of Directors approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 340,000 shares, bringing the total number of shares issuable under the 1996 Plan to 1,040,000.

    As of March 1, 1998, options to purchase 648,350 shares were outstanding under the 1996 Plan and 48,547 shares were available for future issuance under the 1996 Plan.

    At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the 1996 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 340,000 shares, bringing the total number of shares issuable under the 1996 Plan to 1,040,000. The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

    The affirmative vote of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to approve the amendment to the 1996 Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1996 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

DESCRIPTION OF THE 1996 STOCK PLAN

    GENERAL. The 1996 Plan was adopted by the Board and approved by the stockholders of the Company in March 1996. The 1996 Plan was amended by the Board in February 1997, which amendment was approved by the stockholders, and again in March 1998. The following summary is qualified in its entirety by reference to the copy of the 1996 Plan which is available from the Company upon written request and which will be available at the annual meeting.

    PURPOSES. The purposes of the 1996 Plan are to ensure the retention of the services of officers and employees, to attract and retain competent new executive personnel and employees, and to provide incentive to all such personnel to devote their utmost effort to the betterment of the Company.

    ELIGIBILITY; LIMITATIONS. The 1996 Plan provides that options may be granted to any officer, employee or consultant of the Company or any of its subsidiaries. On March 1, 1998, there were approximately 298 officers, employees and consultants of the Company eligible for stock option grants. Incentive stock options may be granted only to employees of the Company or any of its subsidiaries.

    The 1996 Plan places specific limitations on the discretion allowed to the Board in granting options to employees of the Company. These limitations are intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to certain executive officers under the 1996 Plan. Without these provisions in the 1996 Plan, the Company's ability to deduct such compensation expense may be limited under Section 162(m) of the Code. The limitations provide that no employee shall be granted in any fiscal year options to purchase more than 300,000 shares of Common Stock, except that an employee may be granted options to purchase up to an additional 300,000 shares in connection with his or her initial employment, which grant will not count against the foregoing limitation. See the discussion below under "Tax Information" for a summary of the more general rules governing the availability to the Company of tax deductions in connection with stock options granted under the 1996 Plan.

    ADMINISTRATION. The 1996 Plan provides for administration by the Board or by a committee (the "Committee") of the Board. The 1996 Plan is administered so as to satisfy certain requirements of Rule 16b-3, applicable Delaware corporate law, and the Internal Revenue Code of 1986, as amended (the "Code"). Except as noted below, the Board has full power to select the persons to whom incentive or nonqualified options will be granted, the specific terms of each grant, and the number of shares for which incentive or nonqualified options will be granted, subject to the provisions of the 1996 Plan. The interpretation and construction of any provision of the 1996 Plan will be within the sole discretion of the Board, whose determination will be final and binding.

    EXERCISE PRICE OF OPTION SHARES. The exercise price of each incentive stock option granted under the 1996 Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of the option; provided, however, that the exercise price may not be less than 110% of the fair market value if the person to whom such option is granted owns 10% or more of the total combined voting power of all classes of stock of the Company. The exercise price of nonqualified stock options is determined by the Board. The fair market value of the Company's Common Stock is the closing sale price on the Nasdaq National Market or, during such times as there was no market price available on the Nasdaq National Market, the fair market value of the Company's Common Stock as determined by the Board.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the terms and conditions listed below, but specific terms may vary:

        DATE OF EXERCISE. The Board determines the exercisability of options granted under the 1996 Plan. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, exchange of shares of the Company's Common Stock or any combination thereof. The Company's stock option agreements generally provide for payment only in the form of cash or check.

        TERMINATION OF ASSOCIATION. The 1996 Plan provides that if the optionee's employment or other association with the Company is terminated for any reason, other than death or permanent disability, an option may thereafter be exercised (to the extent it was then exercisable) at any time within three months of such termination, subject to the stated term of the option.

        DEATH OR DISABILITY OF OPTIONEE. If the optionee's employment or association with the Company terminates as a result of the optionee's permanent disability, the optionee may exercise an option at any time within one year following the date of such termination (but in no event later than the expiration of the term of the option), but only to the extent that the optionee was entitled to exercise the option on the date of such termination. At the end of such one-year period, all options held by such optionee to the extent they remain unexercised, terminate and become void.

        TERM OF OPTIONS. The terms of options granted under the 1996 Plan may not exceed ten years from the date of grant. However, any incentive stock option granted to an optionee who, at the time such option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company may not have a term of more than five years. No option may be exercised by any person after such expiration.

        NONASSIGNABILITY OF RIGHTS. All options are non-transferable by the optionee, other than by will or by the laws of descent and distribution, and during the lifetime of the optionee may be exercised only by such optionee.

        RIGHTS UPON EXERCISE. Until an option has been properly exercised, no rights to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares subject to the unexercised option.

        OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Committee.

    CHANGES IN CAPITAL STRUCTURE; MERGER OR ASSET SALE. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock or a change in the kind of shares or other securities of the Company, an appropriate adjustment shall be made to the exercise price and number or kind of shares subject to each outstanding option and to the number or kind of shares which have been reserved for issuance under the 1996 Plan. In the event of a merger of the Company with another corporation, or the sale of substantially all of the assets of the Company, the 1996 Plan provides that each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation does not agree to assume the option or to substitute an equivalent option, the Board shall provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable.

    AMENDMENT AND TERMINATION. The Board may amend, alter, suspend or terminate the 1996 Plan at any time or from time to time, but any such amendment, alteration, suspension or termination shall not adversely affect any option then outstanding under the 1996 Plan without the consent of the holder of the option. In any event, the 1996 Plan will terminate in March 2006. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or with
Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment of the 1996 Plan in such a manner and to such a degree as required.

    TAX INFORMATION. Options granted under the 1996 Plan may be either incentive stock options, within the meaning of Section 422 of the Code, or nonqualified stock options.

        INCENTIVE STOCK OPTIONS. The holder of an incentive stock option will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, and provided further that the medium- or long-term capital gains holding periods then in effect are met, any gain will be treated as medium- or long-term capital gain, as appropriate. If the statutory holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

        NONQUALIFIED STOCK OPTIONS. The holder of a nonqualified stock option ("NSO") will not recognize any taxable income at the time he or she is granted a NSO. However, upon exercise of the NSO, the optionee will generally recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under
    Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or Company stock or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a NSO.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1996 PLAN AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

    PARTICIPATION IN THE 1996 PLAN. Please see "Executive Compensation and Other Matters--Executive Compensation--Option Grants in Fiscal 1997" for information with respect to the grant of options to the Named Executive Officers during fiscal 1997. During fiscal 1997, all executive officers as a group and all other employees as a group were granted options to purchase 173,753 shares and 491,119 shares, respectively, pursuant to the 1996 Plan.

                                 PROPOSAL THREE
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Price Waterhouse LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

    Price Waterhouse LLP has audited the Company's financial statements annually since 1992. Representatives of Price Waterhouse LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to ratify the appointment of the independent auditors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer, the Company's former Chief Executive Officer and the Company's three other executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                            COMPENSATION
                                                                                              AWARDS(1)
                                                                                             SECURITIES     ALL OTHER
                                                                                             UNDERLYING      COMPEN-
                                                                                            OPTIONS/ SARS  SATION ($)
NAME AND PRINCIPAL POSITION                                YEAR     SALARY($)    BONUS($)        (#)           (2)
-------------------------------------------------------  ---------  ----------  ----------  -------------  -----------
Peter Zandan...........................................       1997     223,539         -0-       54,250         7,506
Chairman(3)                                                   1996     213,772         -0-       30,000         9,645
                                                              1995     205,900     100,000          -0-         9,470

Brian Sharples.........................................       1997     233,539         -0-       51,250         7,398
Chief Executive Officer, President, Secretary                 1996     218,772         -0-       30,000        11,143
and Director(4)                                               1995     212,400     100,000          -0-         8,750

Marianne Grogan........................................       1997     173,874         -0-        7,253           331
Senior Vice President                                         1996     131,875       5,000        2,000           612
                                                              1995     129,537      15,000          -0-           -0-

James Schellhase.......................................       1997     155,692         -0-       50,250           198
Chief Operating Officer(5)                                    1996     110,000         -0-       50,000           -0-
                                                              1995     103,500      96,350       32,991           -0-

Sue Georgen-Saad.......................................       1997      96,154         -0-       30,000           171
Chief Financial Officer(6)                                    1996         -0-         -0-          -0-           -0-
                                                              1995         -0-         -0-          -0-           -0-

------------------------

(1) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during 1995, 1996 or 1997.

(2) Includes automobile allowances, life insurance premiums and miscellaneous other income.

(3) Mr. Zandan also served as Chief Executive Officer during fiscal 1997.

(4) Mr. Sharples became Chief Executive Officer during fiscal 1997.

(5) Mr. Schellhase served as Chief Operating Officer and Chief Financial Officer in fiscal 1997. Mr. Schellhase left the Company in fiscal 1997.

(6) Ms. Georgen-Saad became Chief Financial Officer in fiscal 1997.

OPTION GRANTS DURING FISCAL 1997

    The following table provides information with respect to stock option grants in fiscal 1997 to the Named Executive Officers.

                          OPTION GRANTS IN FISCAL 1997

                                                                                                          POTENTIAL REALIZABLE
                                                              INDIVIDUAL GRANTS(1)                          VALUE AT ASSUMED
                                        ----------------------------------------------------------------    ANNUAL RATES OF
                                          NUMBER OF       % OF TOTAL                                          STOCK PRICE
                                         SECURITIES     OPTIONS GRANTED                                     APPRECIATION FOR
                                         UNDERLYING     TO EMPLOYEES IN                                    OPTION TERM($)(4)
                                           OPTIONS        FISCAL YEAR      EXERCISE PRICE    EXPIRATION   --------------------
NAME                                       GRANTED          (%)(1)            ($/SH)(2)        DATE(3)       5%         10%
--------------------------------------  -------------  -----------------  -----------------  -----------  ---------  ---------
Peter Zandan..........................      24,066(5)          3.62%              14.50        04/28/07    $219,457  $ 556,148
                                            25,934(6)          3.90%              14.50        04/28/07    $236,491  $ 599,316
                                             4,250(7)          0.64%              16.50        10/16/07     $12,971  $  32,871
Brian Sharples........................      24,066(8)          3.62%              14.50        04/28/07    $219,457  $ 556,148
                                            25,934(9)          3.90%              14.50        04/28/07    $236,491  $ 599,316
                                             1,250(10)         0.19%              16.50        10/16/07     $44,101  $ 111,761
Marianne Grogan.......................       7,003(15)         1.05%              14.50        03/19/07     $63,860  $ 161,834
                                               250(16)         0.04%              16.50        10/16/97      $2,594  $   6,574
James Schellhase......................      24,066(11)         3.62%              14.50        04/28/07    $219,457  $ 556,148
                                            23,772(12)         3.58%              14.50        04/28/07    $216,776  $ 549,353
                                             2,162(13)         0.33%              14.50        04/28/07     $19,715  $  49,952
                                               250(14)         0.04%              16.50        10/16/07      $2,594  $   6,574
Sue Georgen-Saad......................      30,000(17)         4.51%              14.50        03/19/07    $273,569  $ 693,278

------------------------------

 (1) The Company granted options to employees to purchase 664,872 shares of Common Stock during fiscal 1997.

 (2) The exercise price may be paid in cash or check.

 (3) An option may terminate before its expiration date if the optionee's status as an employee is terminated or upon the optionee's death or disability.

 (4) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices of its Common Stock.

 (5) Mr. Zandan's option to purchase 24,066 shares vests and is exercisable in equal monthly installments over a four year period.

 (6) Mr. Zandan's option to purchase 25,934 shares vests and is exercisable in equal monthly installments over a four year period.

 (7) Mr. Zandan's option to purchase 4,250 shares vests and is exercisable in equal monthly installments over a four year period.

 (8) Mr. Sharples' option to purchase 24,066 shares vests and is exercisable in equal monthly installments over a four year period.

 (9) Mr. Sharples' option to purchase 25,934 shares vests and is exercisable in equal monthly installments over a four year period.

(10) Mr. Sharples' option to purchase 1,250 shares vests and is exercisable in equal monthly installments over a four year period.

(11) Mr. Schellhase's option to purchase 24,066 shares vests and is exercisable in equal monthly installments over a four year period.

(12) Mr. Schellhase's option to purchase 23,772 shares vests and is exercisable in equal monthly installments over a four year period.

(13) Mr. Schellhase's option to purchase 2,162 shares vests and is exercisable in equal monthly installments over a four year period.

(14) Mr. Schellhase's option to purchase 250 shares vests and is exercisable in equal monthly installments over a four year period.

(15) Ms. Grogan's option to purchase 7,003 shares vests and is exercisable in equal monthly installments over a four year period.

(16) Ms. Grogan's option to purchase 250 shares vests and is exercisable in equal monthly installments over a four year period.

(17) Ms. Georgen-Saad's option to purchase 30,000 shares vests and is exercisable (i) as to 25% of the option, on the one-year anniversary of the date of grant and (ii) as to the remaining 75% of the option, in equal monthly installments over a three-year period following the one-year anniversary of the date of the grant.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information concerning exercise of stock options for the fiscal year ended December 31, 1997 with respect to each Named Executive Officer and the value of unexercised options at the end of fiscal 1997.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                            AND FY-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE-
                             SHARES                                AT FY-END                MONEY OPTIONS AT FY-END(2)
                           ACQUIRED ON       VALUE       ------------------------------  --------------------------------
NAME                       EXERCISE(#)   REALIZED($)(1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE($) UNEXERCISABLE($)
------------------------  -------------  --------------  -------------  ---------------  -------------  -----------------
Peter Zandan............          -0-             -0-         16,010          68,240             -0-              -0-
Brian Sharples..........          -0-             -0-         15,885          65,365             -0-              -0-
James Schellhase........       44,047      $  900,979         48,469             -0-             -0-              -0-
Marianne Grogan.........          -0-             -0-         10,278           9,972       $ 123,176        $  21,034
Sue Georgen-Saad........          -0-             -0-            -0-          30,000             -0-              -0-

------------------------------

(1) Calculated by determining the difference between the fair market value at the date of exercise of the securities underlying the option and the exercise price of the option.

(2) Calculated by determining the difference between the fair market value, at December 31, 1997, of the securities underlying the option and the exercise price of the option.

RELATED TRANSACTIONS

    In January 1998, the Company purchased certain assets of Information Technology Forum, Inc. ("ITF"). As consideration for the purchase of ITF's assets, the Company issued 67,532 shares of Common Stock and paid $150,000 cash to ITF. At the time of the transaction, Charles W. Stryker was a director of the Company and was ITF's sole stockholder. As a result of the transaction, Mr. Stryker became the Company's Senior Vice President, Zona/Consulting and Marketing Information Solutions. Mr. Stryker did not participate in the Board's evaluation of the transaction.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    Pursuant to the Delaware General Corporation Law ("Delaware Law"), the Company has adopted provisions in its Certificate of Incorporation which limit the personal liability of its directors to the maximum extent permitted by Delaware Law. Delaware Law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemption as provided in Section 174 of Delaware Law or (iv) for transactions from which the director derived an improper personal benefit.

    The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of the indemnified parties. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and officers.

    The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the "Securities Act").

    At present, there is no pending litigation or proceeding involving a director or officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    During the fiscal year ended December 31, 1997, the Compensation Committee of the Board of Directors was comprised of two non-employee directors. The Compensation Committee is responsible for setting compensation levels for the Company's executive officers and for overseeing the administration of certain of the Company's stock option plans. In making compensation decisions, it has been the practice of the Compensation Committee to meet with the Company's Chairman and/or chief executive officer, as appropriate. All decisions by the Compensation Committee are reviewed by the entire Board of Directors.

    The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Compensation Committee's policy is that the compensation package for executive officers should consist of three components:
(i) an annual base salary; (ii) the potential to earn incentive bonuses each fiscal year, the amount of which is dependent on the Company's overall performance, and (iii) stock option awards designed to align stockholder interests with those of management by providing long-term incentives for the Company's key employees. For fiscal 1997, the Compensation Committee determined that total direct compensation (base salary, incentive bonus, and stock option awards) should be at levels commensurate with total direct compensation paid by comparable companies to their officers, and it is again the intent of the Compensation Committee to set total direct compensation for fiscal 1998 at levels commensurate with total direct compensation paid by comparable companies to their officers.

    Base salary is based upon the responsibilities of the particular executive officers targeted at the median of comparable companies and is reviewed on an annual basis.

    Incentive bonuses represent an opportunity for each executive officer to earn additional annual cash compensation in an amount reflective of such officer's accomplishments. Any such bonuses are generally determined and awarded by the Compensation Committee shortly after the end of each fiscal year. After taking into account the Company's financial performance, no incentive bonus payments were made for fiscal 1997. Shortly after the end of fiscal 1998, the Compensation Committee will review each officer's accomplishments and make bonus determinations.

    The long-term performance based compensation of executive officers takes the form of option awards under the Company's 1996 Stock Option Plan and/or the Company's 1997 Supplemental Option Plan. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, have value only if the Company's stock price increases after such date. In granting options under the 1996 Stock Option Plan and/or the 1997 Supplemental Option Plan, the Committee takes into account each executive's responsibilities, relative position in the Company, and past grants. For fiscal 1997, Mr. Zandan was granted options to purchase 54,250 shares of Common Stock at 110% of fair market value as of the date of the grant. For fiscal 1997, Mr. Sharples was granted options to purchase an aggregate of 51,250 shares of Common Stock at fair market value as of the date of the grant. For fiscal 1997, Mr. Schellhase was granted options to purchase an aggregate of 50,250 shares of Common Stock at fair market value as of the date of the grant. For fiscal 1997, Ms. Grogan was granted options to purchase an aggregate of 7,253 shares of Common Stock at fair market value as of the date of grant. Each of these options vest in equal monthly installments over four years, when the option is fully vested. For fiscal 1997, Ms. Georgen-Saad was granted options to purchase an aggregate of 30,000 shares of Common Stock at fair market value as of the date of the grant. Twenty-five percent (25%) of Ms. Georgen-Saad's options vest on the first anniversary of the date of grant, and the remaining seventy-five percent (75%) of her options vest in equal monthly installments over the subsequent three years, such that the options will be fully-vested four years following the date of grant of Ms. Georgen-Saad's options.

                                          LEE WALKER
                                          WILLIAM WOOD

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of (i) the Nasdaq U.S. Index and (ii) a peer group, the Hambrecht & Quist Technology Index, consisting of approximately 275 companies, for the period commencing March 22, 1996 (the date of the Company's initial public offering) and ending on December 31, 1997. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

  GRAPHIC NEEDS TO BE REDRAWN OR SCANNED SEPARATELY SO IT CAN BE INSERTED HERE

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1997, all filing requirements applicable to its executive officers and directors were complied with, except that the Form 3 filed by Mr. Stryker following his appointment to the Board of Directors during fiscal 1997 was filed late.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                                  THE BOARD OF DIRECTORS

Dated: April 9, 1998

                                     PROXY
                      INTELLIQUEST INFORMATION GROUP, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of IntelliQuest Information Group, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 1998, and hereby appoints Susan Georgen-Saad and Brian Sharples, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Company Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 12, 1998 at 10:00 a.m., Central Standard Time, at the Company's principal executive offices at 1250 Capital of Texas Hwy. South, Building One, Austin, Texas, 78746, and at any adjournment thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.

    A vote FOR the following proposals, proposed by IntelliQuest Information Group, Inc. (the "Company"), is recommended by the Board of Directors.

1.  Election of five Directors.
    Nominees: Peter Zandan, Brian Sharples, Lee Walker and William Wood.
    FOR ALL NOMINEES  / /      WITHHELD FROM ALL NOMINEES  / /    ______________
                             FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. Proposal to amend the Company's 1996 Stock Plan to increase the number of shares reserved thereunder by 340,000, bringing the total number of shares issuable thereunder to 1,040,000.

                  FOR  / /      AGAINST  / /      ABSTAIN  / /

3. Proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

                  FOR  / /      AGAINST  / /      ABSTAIN  / /

4. To vote or otherwise represent the shares on any and all such other business which may properly come before the meeting or any adjournment thereof, according to their discretion and in their discretion.

                                             Please sign exactly as your name
                                             appears on your stock certificate.
                                             If the stock is held by joint
                                             tenants or as community property,
                                             both should sign. Executors,
                                             administrators, trustees,
                                             guardians, attorneys and corporate
                                             officers should insert their
                                             titles.
                                             Signature: ______  Date: __________
                                             Signature: ______  Date: __________